SENTINEL GROUP FUNDS, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

               FIRST: The title of the document being corrected is Articles Supplementary (the "Articles").

               SECOND: The sole party to the Articles is Sentinel Group Funds, Inc., a Maryland corporation (the "Corporation").

               THIRD: The Articles were filed with the State Department of Assessments and Taxation of Maryland ("SDAT") on June 19, 2007 at 11:42 a.m.

               FOURTH: The provisions of the Articles which are to be corrected and as previously filed with SDAT are set forth below:

1. "SECOND: Immediately before these Articles Supplementary are accepted for record by the SDAT, the total number of number of authorized shares of Common Stock is 2,550,000,000, of which 175,000,000 are shares of Common Stock without further classification or designation and 2,375,000,000 are shares of Common Stock classified and designated as follows:"

2. "THIRD: Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of number of authorized shares of Common Stock is 2,550,000,000, of which 55,000,000 are shares of Common Stock without further classification or designation and 2,495,000,000 are shares of Common Stock classified and designated as follows:"

               FIFTH: The provisions of the Articles as corrected hereby are set forth below:

1. "SECOND: Immediately before these Articles Supplementary are accepted for record by the SDAT, the total number of number of authorized shares of Common Stock is 2,550,000,000, of which 135,000,000 are shares of Common Stock without further classification or designation and 2,415,000,000 are shares of Common Stock classified and designated as follows:"

2. "THIRD: Immediately after these Articles Supplementary are accepted for record by the SDAT, the total number of number of authorized shares of Common Stock is 2,550,000,000, of which 15,000,000 are shares of Common Stock without further classification or designation and 2,535,000,000 are shares of Common Stock classified and designated as follows:"

               SIXTH: The undersigned Vice President of the Corporation acknowledges this Certificate to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth in this Certificate with respect to authorization and approval are true in all material respects and that this statement is made under penalties for perjury.

-signature page follows-

               IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name and on its behalf by its Vice President and attested by its Secretary this 23rd day of July, 2007.

ATTEST:	SENTINEL GROUP FUNDS, INC.

/s/ Kerry A. Jung	By:	/s/ Thomas P. Malone
Kerry A. Jung	Thomas P. Malone
Secretary	Vice President